                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                     New Hampshire Thrift Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         -----------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                 [New Hampshire Thrift Bancshares, Inc. Logo]



                                            March 2, 2001



Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of New Hampshire Thrift Bancshares, Inc. (the "Company" or "NHTB"), the holding company for Lake Sunapee Bank, fsb (the "Bank" or "LSB"), to be held on April 5, 2001, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire, at 10:00 a.m.

     The items of business which will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete and return the enclosed Proxy Card. This will guarantee that your preference will be expressed, and you will still be able to vote your shares in person if you attend.

     If you have any questions about the Proxy Statement or the 2000 Annual Report, please let us hear from you.

                                             Sincerely,


                                             /s/ John J. Kiernan

                                             John J. Kiernan
                                             Chairman of the Board

                     New Hampshire Thrift Bancshares, Inc.
                                 9 Main Street
                                  P.O. Box 9
                               Newport, NH 03773
                                (603) 863-0886

                   Notice of Annual Meeting of Stockholders

                         Date:  Thursday, April 5, 2001
                         Time:  10:00 a.m., local time
                         Place: Lake Sunapee Bank Building
                                1868 Room
                                9 Main Street
                                Newport, NH 03773

     At our 2001 Annual Meeting, we will ask you to:

     . Elect three directors to serve for a three-year term expiring at the 2004 annual meeting and one director to serve a two year term expiring at the 2003 annual meeting. The following three directors are the Board of Directors' nominees to serve a three year term:

               Peter R. Lovely      Stephen R. Theroux      Joseph B. Willey

          The following director is the Board of Directors' nominee to serve a two year term:

               John J. Kiernan

     . Ratify the appointment of Shatswell MacLeod & Co., P.C. as our independent certified public accountants for the fiscal year ending December 31, 2001; and

     .    Transact any other business as may properly come before the Annual
          Meeting.

     You may vote at the Annual Meeting if you were a stockholder of the Company at the close of business on February 9, 2001, the record date.


                              By Order of the Board of Directors,


                              /s/ Stephen R. Theroux
                              Stephen R. Theroux
                              Executive Vice President &
                              Corporate Secretary

Newport, New Hampshire
March 2, 2001

     The Board of Directors urges you to sign, date and return your proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person at the meeting if you desire, and you may revoke your proxy by written instrument at any time prior to the vote at the Annual Meeting. Please indicate on the proxy card if you will be attending the meeting.

                     New Hampshire Thrift Bancshares, Inc.
                                 9 Main Street
                                  P.O. Box 9
                         Newport, New Hampshire 03773
                                (603) 863-0886

                              __________________

                                Proxy Statement

                              __________________

General

     We have sent you this Proxy Statement and enclosed proxy card because the Board of Directors is soliciting your proxy to vote at the Annual Meeting. This Proxy Statement summarizes the information you will need to know to cast an informed vote at the Annual Meeting. You do not need to attend the Annual meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card and your votes will be cast for you at the Annual Meeting. This process is described below in the section entitled "Voting Rights."

     We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 2, 2001 to all stockholders entitled to vote. If you owned the Company's common stock ("Common Stock") at the close of business on February 9, 2001, the record date, you are entitled to vote at the Annual Meeting. On the record date, there were 1,975,219 shares of Common Stock outstanding.

Quorum

     A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least one-third of the total number of the outstanding shares of Common Stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

Voting Rights

     You are entitled to one vote at the Annual Meeting for each share of the Company's Common Stock that you owned at the close of business on February 9, 2001. The number of shares you own (and may vote) is listed at the top of the back of the proxy card.

     You may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot, which we will provide to you at the Annual Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares FOR each of the proposals identified in the Notice
                            ---
of the Annual Meeting.

     If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this Proxy Statement, we know of no other matters that may be presented at the Annual Meeting, other than those listed in the Notice of the Annual Meeting.

Vote Required

Proposal 1:             The four nominees for director who receive the most
Elect Four Director     votes will be elected. So, if you do not vote for a
                        nominee, or you indicate "withhold authority" for any nominee on your proxy card, your vote will not count
                        "for" or "against" the nominee. You may not vote your shares cumulatively for the election of directors.

Proposal 2:             The affirmative vote of a majority of the shares present
Ratify Appointment      in person or by proxy at the Annual Meeting and entitled
of Independent          to vote on this proposal is required to ratify the
Public Accountants      appointment of Shatswell, MacLeod & Co., P.C. as the
                        Company's independent certified public accountants. So, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Effect of Broker Non-Votes

     If your broker holds shares that you own in "street name," the broker may vote your shares on the two proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on any of the
                                                               ---
proposals, this will constitute a "broker non-vote." Here is the effect of a "broker non-vote":

 .    Proposal 1: Elect Four Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.

 .    Proposal 2: Ratify Appointment of Independent Public Accountants. A broker non-vote would have no effect on the outcome of this proposal.

Revoking Your Proxy

     You may revoke your proxy at any time before it is exercised by:

 .    Filing with the Secretary of the Company a letter revoking the proxy;
 .    Submitting another signed proxy with a later date; and
 .    Attending the Annual Meeting and voting in person, provided you file a written revocation with the Secretary of the Annual Meeting prior to the voting of such proxy.

     If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Annual Meeting. Examples of such documentation include a broker's statement, letter or other document that will confirm your ownership of shares of the Company.

Solicitation of Proxies

     The Company will pay the costs of soliciting proxies from its stockholders. The Company has engaged Morrow & Co., Inc. to assist in the solicitation of proxies for the meeting. The Company will pay Morrow & Co., Inc. for its services:

 .    $2,500 in fees; and
 .    out-of-pocket expenses.

     Directors, officers or employees of the Company and the Bank may also solicit proxies by:

 .    mail;
 .    telephone; and
 .    other forms of communication.

     We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Obtaining an Annual Report on Form 10-K

     If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2000, which will be filed with the Securities and Exchange Commission ("SEC"), we will send you one (without exhibits) free of charge. Please write to:

     Stephen R. Theroux
     Executive Vice President & Corporate Secretary
     New Hampshire Thrift Bancshares, Inc.
     9 Main Street
     P.O. Box 9
     Newport, NH 03773

                       Proposal 1--Election of Directors

General

     The Company's Board of Directors currently consists of ten members. The Board nominated Peter R. Lovely, Stephen R. Theroux and Joseph B. Willey to serve a three year term and John J. Kiernan to serve a two year term for election as directors at the Annual Meeting. All of the nominees are currently serving on the Company's Board of Directors.

     If any nominee is unable or does not qualify to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election or cease to qualify to serve as directors, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy.

Information about Nominees and Continuing Directors

     Set forth below is certain biographical information with respect to the nominees, the continuing Directors and Executive Officers. Each of these persons has been engaged in the principal occupation or employment specified for the past five years unless otherwise noted.

Nominees for Election as Director

Class III Directors -- Terms to Expire in 2004

     Peter R. Lovely, age 57, has been associated with LSB since 1980. In 1983, he formed the Brokerage Services Department and served as Investment Manager of the Newport, New London, and Upper Valley offices until his retirement in 1998. He has served as a director of LSB since 1996.

     Stephen R. Theroux, age 51, was elected Executive Vice President effective May, 1987 and previously served as Chief Financial Officer. He has served as a Director of LSB since 1986. Mr. Theroux is Executive Vice President and Director of NHTB having served in such capacities since 1989. Mr. Theroux has served as Chief Operating Officer of LSB since 1997. Mr. Theroux is the son-in-law of John
J. Kiernan.

     Joseph B. Willey, age 58, is a principal owner, the President and a Director of Pro-Cut International, Inc., a company engaged in the manufacture, sale and export of automotive repair products. He was previously a principal owner and a Vice President of Northern States Tire Corporation. He has served as a director of LSB since 1997.

Class I Directors -- Terms to Expire in 2003

     John J. Kiernan, age 74, has been associated with LSB since 1960. He has served as a Director of the Bank since 1968 and was elected Chairman of the Board in 1984. He has served as a Director and Chairman of the Board of NHTB since 1989. Prior to his retirement on December 31, 1991, he served as Chief Executive Officer of LSB and President and Chief Executive Officer of NHTB. Mr. Kiernan is the father-in-law of Stephen R. Theroux.

     The Board of Directors Recommends a Vote "For" the Election of the Nominees for Directors.

Continuing Directors

Class II Directors-Terms to Expire in 2002

     Leonard R. Cashman, age 58, is an owner and a partner of C.O.H. Properties. He is also involved in the marketing of specialized group medical insurance products. He was formerly Vice President and General Manager of P&C Foods, Inc. Mr. Cashman has been a director since 1997.

     Stephen W. Ensign, age 53, has been associated with LSB since 1971 and served as Senior Vice President, Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992 he was elected Chief Executive Officer of LSB. Mr. Ensign is a Director of NHTB, having served in such capacity since 1989. Formerly its Executive Vice President, he was elected President and Chief Executive Officer of the Company effective January 1, 1992. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both NHTB and LSB.

     Dennis A. Morrow, age 64, is retired. He was formerly the Sales Manager of Cote and Reney Lumber Company in Grantham, New Hampshire, and was associated with this firm for 20 years. He has served as a Director of LSB since 1984 and NHTB since 1989.

     Kenneth D. Weed, age 74, is a partner of L.E. Weed & Sons, a cement manufacturer located in Newport, New Hampshire. He has served as a Director of LSB since 1973, and NHTB since 1989.

Class I Directors -- Terms to Expire in 2003

     John A. Kelley, Jr., age 71, is a retired building contractor and is the owner of a commercial laundromat located in Warner, New Hampshire. He has served as a Director of LSB since 1975, and NHTB since 1989.

     Jack H. Nelson, age 56, is the Chairman of the Board of Directors of North East Environmental Products Inc., a manufacturer and distributor of water treatment equipment. Mr. Nelson has been a director since 1997.

Information about Board of Directors and Management

Board of Directors

     The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board which are held on a monthly basis. Our directors also discuss business and other matters with the Chairman and the President, other key executives, and our principal external advisers (legal counsel, auditors, financial advisors and other consultants).

     The Board of Directors held fourteen (14) meetings during the fiscal year ended December 31, 2000. Except for Mr. Willey, each incumbent director attended at least 75% of the meetings of the Board of Directors plus committee meetings on which that particular director served during this period, unless such absences were otherwise excused by the Board of Directors.

Committees of the Board

     The Board of Directors of the Company has established the following committees:

Executive       The Executive Committee considers strategic, planning and
Committee       industry issues and is authorized to act as appropriate between meetings of the Board of Directors.

                Directors Ensign, Kelley, Kiernan, Theroux and Weed serve as members of the committee.

                The Executive Committee met two times in the 2000 fiscal year.

Corporate       The Corporate Organization Committee reviews the corporate
Organization    structure of the Company and the committee of the Board and
Committee       makes recommendations to management for improvements to
                corporate structure.

                Directors Ensign, Kiernan, Kelley, Theroux and Weed serve as members of the committee.

                The Corporate Organization Committee met two times in the 2000 fiscal year.

Compensation    The Compensation Committee assesses the structure of the
Committee       management team and the overall performance of the Bank and the
                Company. It oversees executive compensation by approving salary increases and reviews general personnel matters such as staff performance evaluations.

                Directors Kelly, Kiernan and Weed serve as members of the committee.

                The Compensation Committee met two times in the 2000 fiscal year.


Audit           The Audit Committee is responsible for review of the reports by
Committee       the internal auditor and independent public accountants of LSB and NHTB, and to make recommendations to management, based on its review of these reports, for improved or changed operating procedures that it considers desirable or necessary. The board of directors of the Company has adopted a written charter for the Audit Committee, which is attached to this proxy statement as Appendix A.
                   ----------

                Directors Kiernan, Morrow, and Nelson serve as members of the committee.

                The Audit Committee met seven times in the 2000 fiscal year.

Audit Committee Report

         New Hampshire Thrift Bancshares, Inc.  Audit Committee Report

     The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such rules and regulations, this report shall not be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of section 18 of the Securities Exchange Act of 1934, as amended.

     The Audit Committee has reviewed and discussed the audited financial statements with management. The committee has also reviewed and discussed with Shatswell MacLeod & Co., P.C., the Company's independent auditors, the matters required to be discussed by SAS 61, as may be modified or supplemented.

     The Audit Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No.1, Independence Discussions with Audit Committee), as may be modified or supplemented, and has discussed Shatswell MacLeod & Co., P.C.'s independence with that firm.

     Based on the foregoing discussions, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

            Audit Committee of New Hampshire Thrift Bancshares, Inc.

                         /s/ John J. Kiernan (Chairman)
                         /s/  Dennis A. Morrow
                         /s/  Jack H. Nelson

     The full Board of Directors acts as a Nominating Committee for the Company. Nominations, other than those made by or at the direction of the Board of Directors of the Company, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made.

Directors' Compensation

     All of the Directors of the Company also serve as Directors of LSB. Each non-employee director of LSB receives an annual retainer of $12,000 plus an additional $100 for each committee meeting attended. The Chairman of the Board of Directors receives an annual retainer of $17,000. Non-employee directors are also eligible for awards under the NHTB's 1998 Stock Option Plan.

Executive Officers

     The following individuals are executive officers of the Company and hold the offices set forth below opposite their names.

     Name                   Position Held with the Company and the Bank
     ----                   -------------------------------------------

     John J. Kiernan        Chairman of the Board of Directors
     Stephen W. Ensign      Vice Chairman, President and Chief Executive Officer
     Stephen R. Theroux     Executive Vice President, Chief Operating Officer
                            and Corporate Secretary
     Daryl J. Cady          Senior Vice President and Chief Financial Officer

     The Board of Directors elects the executive officers of the Company and the Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors. The Company has entered into Employment Agreements with certain of its executive officers which set forth the terms of their employment. See "--Employment Agreements."

     Biographical information of executive officers of the Company and the Bank is set forth below.

     John J. Kiernan, age 74, has been associated with LSB since 1960. He has served as a Director of the Bank since 1968 and was elected Chairman of the Board in 1984. He has served as a Director and Chairman of the Board of NHTB since 1989. Prior to his retirement on December 31, 1991, he served as Chief Executive Officer of LSB and President and Chief Executive Officer of NHTB. Mr. Kiernan is the father-in-law of Stephen R. Theroux.

     Stephen W. Ensign, age 53, has been associated with LSB since 1971 and served as Senior Vice President, Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992 he was elected Chief Executive Officer of LSB. Mr. Ensign is a Director of NHTB, having served in such capacity since 1989. Formerly its Executive Vice President he was elected President and Chief Executive Officer of the Company effective January 1, 1992. In 1997, Mr. Ensign was elected Vice Chairman of the Board of Directors of both NHTB and LSB.

     Stephen R. Theroux, age 51, was elected Executive Vice President effective May, 1987 and previously served as Chief Financial Officer. He has served as a Director of LSB since 1986. Mr. Theroux is Executive Vice President and Director of NHTB having served in such capacities since 1989. Mr. Theroux has served as Chief Operating Officer of LSB since 1997. Mr. Theroux is the son-in-law of John
J. Kiernan.

     Daryl J. Cady, age 39, has been associated with LSB since 1985 and has served in various positions since that time. Ms. Cady was elected Senior Vice President and the Chief Financial Officer of the Bank and the Company effective April, 1998. Ms. Cady is a certified public accountant, a member of the AICPA, and a member of the Financial Managers Society.

                 Executive Compensation and Other Information

     Since the formation of the Company in April 1989, none of its Executive Officers and Directors have received any compensation from the Company. The Directors and Executive Officers have received all of their remuneration from LSB.

Compensation Committee Report

      New Hampshire Thrift Bancshares, Inc. Compensation Committee Report

     The report of New Hampshire Thrift Bancshares, Inc.'s Compensation Committee and performance graph included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the report and the graph are not to be deemed "soliciting materials," filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the 1934 Securities Exchange Act of 1934, as amended.

     While the Company does not pay direct cash compensation to its officer(s), the officer(s) are also officer(s) of the Bank and are compensated directly by the Bank. Members of the Compensation Committee are non-employee members of the Board of Directors. Management offers and provides input, advice, and comparative data regarding salary administration, but compensation decisions and recommendations made concerning Mr. Ensign are made without the participation of Mr. Ensign. The Compensation Committee meets at least annually to review and make recommendations to the Board of Directors regarding the compensation of the Chief Executive Officer and certain other executives.

     In general, executive compensation is intended to attract and retain qualified executives, to recognize and reward contributions and achievements, and to provide a financial package that is competitive. Components of a compensation package may include base salary, a bonus, retirement plan(s), a 401(k) plan, expense reimbursements, use of a company owned vehicle, stock options, and/or any other form of compensation deemed appropriate.

     Compensation levels are intended to be consistent and competitive with the practices of other comparable financial institutions and the level of responsibility. In making its determinations, the Compensation Committee utilizes surveys of executive officer compensation packages for depository institutions and their holding companies with particular focus on the level of compensation paid by institutions of comparable size and characteristics primarily within the New England region. Adjustments to compensation amounts are based on the overall contribution of the executive to the attainment of the financial goals of the Bank and the Company and such executive's record of achievement in directing the activities for which such executive is responsible. No specific weighting is assigned to the various factors analyzed in determining compensation levels of the executive officers.

       During the fiscal year ended December 31, 2000, Mr. Ensign's base salary was $185,000, which represented a $20,000 increase from the previous fiscal year based on the preceding factors discussed. A bonus of $16,500 was paid in the first quarter of the fiscal year that was based upon operating results for the year ended December 31, 1999. Following a review of available survey data, the Compensation Committee believes that Mr. Ensign's compensation is appropriate based upon a review of Mr. Ensign's performance in managing the Company.


                      The Compensation Committee of New Hampshire Thrift Bancshares, Inc.

                                 /s/ John A. Kelley, Jr.
                                 /s/ John J. Kiernan
                                 /s/ Kenneth D. Weed

Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended December 31, 2000, our Compensation Committee consisted of Directors Kelley, Kiernan and Weed with Mr. Kiernan serving as Chairman. During fiscal 2000, there were no interlocks between members of the compensation committee or executive officers of the Company and corporations with respect to which such persons are affiliated.

Performance Graph

  The following graph compares the Company's total cumulative shareholder return by an investor who invests $100 on December 31,1995 in each of the following:

 . The Russell 2000 Index

 . A hypothetical fund with investments in the stock of peer corporations (the
  "Peer Group"); and

 . New Hampshire Thrift Bancshares,Inc.


The Peer Group consists of New England financial institutions with assets totaling between $200 million and $600 million. The members of the Peer Group are:

               Abington Bancorp, Inc.           First Coastal Corporation
               Bar Harbor Bankshares, Inc.      Mystic Financial, Inc.
               Bay State Bancorp, Inc.          Northeast Bancorp, Inc.
               Central Bancorp, Inc.            Northway Financial, Inc.
               Falmouth Bancorp,Inc.            Westbank Corporation


                                    [GRAPH]

                                                     12/95          12/96          12/97          12/98       12/99          12/00
                                                   --------        -------        -------        ------      -------        --------
New Hampshire Thrift Bancshares, Inc.                $ 100.00       $126.41         $215.48       $168.40     $143.85      $149.43
Russell...................................             100.00        116.49          142.55        138.92      168.45       163.36
Peer Group................................             100.00        122.64          220.15        174.05      143.75       148.12

Summary Compensation Table

     The following table provides certain summary information concerning compensation paid or accrued by LSB to or on behalf of the Company's Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer (the "Named Executive Officers") for the last three fiscal years ended December 31, 2000. During that time, no other Executive Officer received compensation in excess of $100,000.

                                                                   Long Term
                                    Annual Compensation           Compensation
                                  -----------------------       ----------------

                                                                    Securities
                                                                    Underlying            All Other
                                         Salary      Bonus           Options             Compensation
Name and Principal Position     Year       ($)        ($)              (#)                  ($)(1)
---------------------------     ---       ----       ----           ----------             -------

Stephen W. Ensign, President
 and Chief Executive Officer       2000   $185,000    $16,500              --               $18,945
                                   1999   $165,000    $24,750           3,500               $17,034
                                   1998   $156,000    $15,600           3,500               $16,288
Stephen R. Theroux,
 Executive Vice President,
 Chief Operating Officer and
 Corporate Secretary............   2000   $135,000    $11,900              --               $13,945
                                   1999   $119,000    $17,850           3,500               $12,454
                                   1998   $114,400    $11,440           3,500               $12,128
Daryl J. Cady, Senior Vice
 President and Chief
 Financial Officer...............  2000   $102,500    $ 9,000               --              $   872
                                   1999   $ 90,000    $13,500            3,500              $   418
                                   1998   $ 80,000    $ 8,000            3,500              $   872
------------------------------

(1) Includes contributions made by LSB on behalf of the Named Executive Officers to LSB's Profit Sharing-Stock Ownership Plan, a plan qualified under Sections 401(a) and (k) of the Internal Revenue Code, and amounts credited on behalf of the Named Executive Officers to LSB's Supplemental Executive Retirement Plan, a nonqualified, unfunded deferred compensation plan.

         Employment Contracts and Termination of Employment Agreements

     The Company and LSB have entered into parallel employment agreements with Stephen W. Ensign as Chief Executive Officer. The employment agreements are for a period of five years and the agreement with the Company extends automatically each day unless either the Company or Mr. Ensign gives contrary written notice in advance. For 2001, the Board has set Mr. Ensign's salary at $192,500. The employment agreements provide for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to executive employees of the Company and LSB.

     The Board of Directors may terminate the employment agreements of Mr. Ensign at any time with or without cause. However, termination without cause or following a change in control of NHTB or LSB would subject NHTB to liability for severance benefits in an amount equal to the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years. These same severance benefits would be payable to the executive if the executive resigns during the term of his employment agreement due to a material reduction in the executives' position, authority duties or responsibilities; involuntary relocation of the executive's place of employment to a location more than 30 miles from his current place of employment; a liquidation or dissolution of NHTB or LSB; or any material breach of the employment agreement by NHTB or LSB. Change in control for purposes of the agreement occurs when any person becomes the beneficial owner of 20% or more of the voting shares of NHTB's outstanding securities undergoes a change of control within the meaning of certain applicable laws or, if as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, a majority of the Board of Directors is not constituted by individuals who were directors before such transaction. If the executive's employment terminates due to disability as defined in the agreements, the executive shall be entitled to a maximum of three-fourths of the value of the cash compensation and fringe benefits that the executive would have received if he had continued working for an additional five years.

     The Company and LSB have also entered into parallel employment agreements with Stephen R. Theroux, Executive Vice President, Chief Operating Officer and Corporate Secretary of the Company and LSB. The benefits provided for in Mr. Theroux's agreements are identical to those provided to Mr. Ensign except for the level of base salary. Change in control has the same meaning in Mr. Theroux's employment agreements as it does in Mr. Ensign's employment agreements. Mr. Theroux's annual base salary for fiscal 2001 has been set at $146,500.

     If NHTB or LSB experiences a change in ownership or control as contemplated under Section 280G of the Internal Revenue Code, a portion of the severance benefits provided under the employment agreements might constitute an "excess parachute payment" under current federal tax laws. Federal tax laws impose a 20 percent excise tax, payable by the executive, on excess parachute payments. Under the employment agreements, NHTB would reimburse the executive for the amount of the excise tax and all income and excise taxes imposed on the reimbursement so that he will retain approximately the same net-after tax amounts under the employment agreement that he would have retained if there was no 20 percent excise tax. The effect of this provision is that NHTB rather than the executive, bears the financial cost of the excise tax. Neither NHTB or LSB could claim a federal income tax deduction for an excess parachute payment, excise tax reimbursement payment or gross-up payment.

                               Stock Option Plans

     Long-term incentives are provided to the Named Executive Officers through awards made under the Stock Option Plans established by NHTB from time to time. Currently, 208,855 shares remain available for the issuance of option awards under NHTB's 1998 Stock Option Plan. All salaried employees and directors are eligible to be granted options under the 1998 Plan. The 1998 Plan provides for the issuance of "incentive stock options" qualified under Section 422 of the Internal Revenue Code and "non-qualified stock options." The 1998 Plan is administered by a committee of the Board of LSB, which has the authority to select the employees and directors who will be awarded options and determine the amount and other conditions of such awards subject to the terms of the Plans.

     No option issued under the Option Plans is exercisable after the tenth anniversary from the date it was granted. During the optionee's lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. Pursuant to Section 422 of the Code as to incentive stock options, the aggregate fair market value of the stock for which any employee may be granted options which first become exercisable in any calendar year generally may not exceed $100,000. In addition, no grant may be made to any employee owning more than 10% of the shares of NHTB unless the exercise price is at least 110% of the share's fair market value and such option is not exercisable more than five years following the option grant.

     NHTB will receive no monetary consideration for the granting of options under the Option Plans. Upon the exercise of options, NHTB receives payment from optionees in exchange for shares issued. During the last fiscal year, NHTB did not adjust or amend the exercise price of stock options previously awarded.

     The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year.

   Aggregate Option Exercises in Last Fiscal Year, and Fiscal Year-End Option
                                     Values



                                                                               Value of
                                                            Number of        Unexercised
                                                           Unexercised       In-the-Money
                                                           Options at         Options at
                               Shares                       FY-End (#)        FY-End ($)
                              Acquired         Value       Exercisable/      Exercisable/
          Name             on Exercise (#)  Realized ($)  Unexercisable   Unexercisable/(4)/
-------------------------  ---------------  ------------  --------------  -------------------
Stephen W. Ensign/(1)/....             __            __         22,355               46,462
Stephen R. Theroux/(2)/...             --            --          7,000                  --
Daryl J. Cady/(3)/........             --            --          8,500                3,570


_____________________

(1) All of Mr. Ensign's unexercised options are exercisable. The number of unexercised options consists of 7,000 under the 1996 Plan, 6,500 under the 1987 Plan and 8,855 under the 1986 Plan.
(2) All of Mr. Theroux's unexercised options are exercisable. The number of unexercised options consists of 7,000 under the 1996 Plan. None of these options were in-the-money at fiscal year end.
(3) All of Ms. Cady's unexercised options are exercisable. The number of unexercised options consists of 7,000 under the 1996 Plan and 1,500 under the 1987 Plan.
(4) Based upon a market price of $12.50 per share at December 29, 2000, minus the exercise price.

                                Retirement Plan

     LSB provides eligible employees with a qualified defined benefit plan (the "Retirement Plan") designed to meet the requirements of Section 401(a) of the Internal Revenue Code and the Employee Retirement Income Security Act ("ERISA"). Eligible employees must be at least 21 years of age and must have been employed by LSB for at least one year. Eligible employees are 100% vested after six years participation. Directors of LSB are not eligible to participate in the Retirement Plan. During 2000, all eligible employees of LSB and its subsidiaries participated in the Retirement Plan. After attainment of normal retirement age (i.e., age 65), a vested participant is entitled to received normal retirement benefits based upon years of service and level of compensation. Benefits to participants with less than 22 years of service will be reduced by 1/22 for each year of service less than 22. At December 31, 2000, Mr. Ensign had 29 years of service, Mr. Theroux had 13 years of service and Ms. Cady had 16 years of service under the Retirement Plan. The Retirement Plan is funded entirely by contributions from LSB. The amount of annual contributions are determined based on an actuarial analysis of an annual census of LSB's eligible employees and their salaries at December 31 of each year.

     The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous Plan provisions available for various levels of compensation and years of service. Benefits are computed based on an average of an employee's highest three years salary out of the last ten years of employment. There is no Social Security or other offset amount. The figures in this table are based upon the assumption that the Plan continues in its present form and certain other assumptions regarding employee participation.

                   Estimated Annual Benefits Payable for Life

                             Years of Service at Retirement (Age 65)
                        -------------------------------------------------
 Average Annual Pay(1)   10 Years  15 Years  20 Years  25 Years  30 Years
-----------------------  --------  --------  --------  --------  --------
     $  50,000            $ 7,756    11,633    15,511    17,062    17,062
        70,000             11,656    17,483    23,311    25,642    25,642
        90,000             15,556    23,333    31,111    34,222    34,222
       110,000             19,456    29,183    38,911    42,802    42,802
       130,000             23,356    35,033    46,711    51,382    51,382
       150,000             27,258    40,883    54,511    59,962    59,962
       160,000             29,206    43,808    58,411    64,252    64,252
       170,000             31,154    46,733    62,311    68,542    68,542


______________________

(1) The definition of pay taken into account for determining benefit payments under the Plan includes substantially the same items of compensation reflected in the Annual Compensation column of the Summary Compensation Table set forth above, but limited to the annual amount that may be taken into account under Section 401(a)(17) of the Code ($170,000 for 2000).

         Security Ownership of Certain Beneficial Owners and Management

     As of February 9, 2001, no person or group of persons was known to the Company to "beneficially own" 5% or more of the Company's Common Stock as of December 31, 2000. In this proxy statement, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as stock options) of February 9, 2001.

     The following table shows the number of shares of the Company's Common Stock beneficially owned by each director and executive officer, and all directors and executive officers of the Company as a group, as of February 9, 2001. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of Common Stock listed.

                                                      Number of Shares and
 Directors, Nominees, and Executive Officers     Nature of Beneficial Ownership    Percentage of Total Shares
---------------------------------------------  ----------------------------------  --------------------------
Leonard R. Cashman............................            12,426(1)                            0.63%
Stephen W. Ensign.............................            59,216(2)                            3.00%
John A. Kelley, Jr............................            15,552(3)                            0.79%
John J. Kiernan...............................            28,816(4)                            1.46%
Peter R. Lovely...............................            37,340(5)                            1.89%
Dennis A. Morrow..............................            24,398(6)                            1.24%
Jack H. Nelson................................            18,658(7)                            0.94%
Stephen R. Theroux............................            26,044(8)                            1.32%
Kenneth D. Weed...............................            25,956(9)                            1.31%
Joseph B. Willey..............................            64,426(10)                           3.26%
Daryl J. Cady.................................            10,141(11)                           0.51%
Total owned by Directors, Nominees and
Executive Officers as a group (11 persons)....           322,973                              16.35%

___________________________________

(1) Includes 3,717 shares held jointly by Mr. Cashman and his wife with shared voting and investment power and 5,000 shares subject to outstanding options.
(2) Includes 27,123 shares held jointly by Mr. Ensign and his wife with shared voting and investment power, 200 shares held by Mr. Ensign as custodian for his minor child under the Uniform Gift to Minors Act for which he has sole voting and investment power, and 22,355 shares subject to outstanding options.
(3) Includes 10,552 shares held jointly by Mr. Kelley and his wife with shared voting and investment power, with 5,000 shares subject to outstanding options.
(4) Includes 13,502 shares held jointly by Mr. Kiernan and his wife with shared voting and investment power, with 362 shares held by his wife in addition to 1,843 shares held in a spousal IRA for which his wife has sole voting and investment power and to which Mr. Kiernan disclaims beneficial ownership, and 11,000 outstanding options.
(5) Includes 18,107 shares held jointly by Mr. Lovely and his wife with shared voting and investment power, with 300 shares held individually by his wife in addition to 1,198 shares held in a spousal IRA for which his wife has sole voting and investment power to which Mr. Lovely disclaims beneficial ownership, and 2,500 shares subject to options.
(6)  Includes 9,000 shares subject to outstanding options.
(7)  Includes 5,000 shares subject to outstanding options.
(8) Includes 11,808 shares held jointly by Mr. Theroux and his wife with shared voting and investment power, and 7,000 shares which are subject to outstanding options.
(9) Includes 7,478 shares held in trust by Mr. Weed's wife, and 11,000 shares subject to outstanding options.
(10) Includes 15,323 shares held jointly by Mr. Willey and his wife with shared voting and investment power, 24,582 shares held by Mr. Willey as custodian for his minor children under the Uniform Gift to Minors Act for which he has sole voting power, 18,832 shares held in an IRA for which he has sole voting and investment power, and 5,000 shares subject to outstanding options.
(11) Includes 8,500 shares subject to outstanding options.

                Certain Transactions with Management and Others

     LSB maintains a policy that loans to Directors, Executive Officers and principal shareholders must be made on substantially the same terms as those prevailing for loans to unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. Board of Directors approval (with the interested person abstaining) is required on aggregate loans to such persons in excess of 5% of LSB's unimpaired capital and surplus, or more than $500,000. In addition, a limit has been imposed on aggregate loans to an Executive Officer of the higher of 2.5% of LSB's capital and unimpaired surplus but no more than $100,000 excluding certain home and education loans.

                 Compliance with Section 16 of the Exchange Act

     Section 16(a) of the Exchange Act requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's Common Stock file with the SEC reports of ownership changes, and that such individuals furnish the Company with copies of the reports.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all of our executive officers and directors complied with all Section 16(a) filing requirements applicable to them.

              Proposal 2--Ratification of Appointment of Auditors

     The Board of Directors has appointed Shatswell, MacLeod & Co., P.C. as our independent public auditors for the Company for the fiscal year ending December 31, 2001, and we are asking stockholders to ratify the appointment.

     One or more representatives of Shatswell, MacLeod & Company, P.C. are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

     The Board of Directors Recommends That the Shareholders Vote for Ratification of the Appointment of Shatswell, MacLeod & Co., P.C. as Independent Auditors.

     A majority of the votes cast is required for ratification. If the shareholders fail to ratify the appointment, such action will be considered as a direction to the Board of Directors to select another independent auditing firm.

Independent Accountants

     General. Shatswell, MacLeod & Co., P.C. served as independent public accountants for the purpose of auditing the Company's consolidated financial statements for the year ended December 31, 2000 and will continue to serve as the Company's independent accountants for the year ended December 31, 2001. A representative of Shatswell, MacLeod & Co., P.C. is expected to be present at the annual meeting to answer questions concerning the financial statements presented and will be permitted to make a statement at the meeting.

     Audit Fees. The aggregate fees of Shatswell, MacLeod & Co., P.C. for the audit of the Company's financial statements at and for the year ended December 31, 2000 and reviews of the Company's Quarterly Reports on Form 10-Q were $43,225, of which an aggregate amount of $8,250 has been billed through December 31, 2000.

     Financial Information Systems Design and Implementation Fees. The aggregate fees for professional services for financial information systems design and implementation rendered by Shatswell, MacLeod & Co., P.C. to the Company for the year ended December 31, 2000 were $56,424, of which an aggregate amount of $47,025 has been billed through December 31, 2000.

     All Other Fees. The aggregate fees for services other than those discussed above rendered by Shatswell, MacLeod & Co., P.C. to the Company for the year ended December 31, 2000 were $48,194, of which an aggregate amount of $48,194 has been billed through December 31, 2000.

                                 Other Business

     We know of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the meeting, it is the intention of the persons named as proxies in the enclosed proxy card to vote the shares represented thereby in accordance with their best judgment and in their discretion, and authority to do so is included in the proxy.

                             Additional Information

Information About Stockholder Proposals

     If you wish to submit proposals to be included in our 2001 proxy statement for the 2002 Annual Meeting of Stockholders, we must receive them by November 2, 2001, pursuant to the proxy soliciting regulations of the SEC. SEC rules contain standards as to what stockholder proposals are required to be in the proxy statement. Any such proposal will be subject to 17 C.F.R. (S)240.14a-8 of the rules and regulations promulgated by the SEC.

     In addition, under the Company's Bylaws, if you wish to nominate a director or bring other business before an annual meeting:

 .    You must be a stockholder of record and have given timely notice in writing to the Secretary of the Company.

 .    Your notice must contain specific information required in our Bylaws.

                              By Order of the Board of Directors,

                              /s/ Stephen R. Theroux

                              Stephen R. Theroux
                              Executive Vice President &
                              Corporate Secretary

Newport, New Hampshire
March 2, 2001


To Assure That Your Shares Are Represented at the Annual Meeting, Please Complete, Sign, Date and Promptly Return the Accompanying Proxy Card in the Postage-paid Envelope Provided.

                                                                      Appendix A
                                                                      ----------


       AUDIT COMMITTEE CHARTER OF NEW HAMPSHIRE THRIFT BANCSHARES, INC.


I.   Statement of Policy
     -------------------

   The primary function of the Audit Committee of the Board of Directors of New Hampshire Thrift Bancshares, Inc. ("Company") is to provide assistance to the Company's Board of Directors in fulfilling its responsibilities to the Company's shareholders and the investment community relating to the Company's accounting and reporting practices and the quality and integrity of the Company's financial reports. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the Company's Board of Directors, outside auditors, internal auditors and senior management.

II.  Composition of the Audit Committee
     ----------------------------------

   The Audit Committee shall consist of at least three members, a majority of which shall be "independent" directors of the Company, and shall serve at the pleasure of the Board of Directors. An "independent" Director is defined as an individual who (a) is not an officer or salaried employee of the Company,
   (b) is not an attorney who receives any fee or compensation from the Company,
   (c) does not have any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as an Audit Committee member and (d) meets the NASDAQ Stock Market's definition of independent director. Additionally, Audit Committee members should have few or no ties to the Company other than through their duties as Board members. In selecting the members of the Audit Committee, the Board of Directors will take into account the requirements imposed by, and the interpretations of, the applicable federal and state banking regulations.

   The members of the Audit Committee shall be designated by the full Board of Directors at each annual meeting of the Board. The Board shall designate one member of the Audit Committee to serve as chairman of the committee.

III. Meetings
     --------

   The Audit Committee shall meet at least four times a year or more frequently as circumstances require. The Audit Committee shall maintain minutes of each meeting of the Audit Committee and shall report the actions of the Audit Committee to the Board of Directors, with such recommendations as the Audit Committee deems appropriate. The Audit Committee may meet periodically with the internal auditor, the outside auditors and the Company's financial management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee. The Audit Committee should meet with financial management quarterly to review the Company's quarterly report on Form 10-Q, along with the review statement from the outside auditors, before it is filed with the Securities and Exchange Commission. The Audit Committee shall meet with the outside auditors any time the Audit Committee deems it appropriate. The Audit Committee will review any public announcement of the Company's financial results, audited or unaudited, before such announcement is made.

IV.  Responsibilities and Duties of the Audit Committee
     --------------------------------------------------

   The primary duties and responsibilities of the Audit Committee are to oversee and monitor the Company's financial reporting process and internal control system and review and evaluate the performance of the Company's outside auditors and internal auditing staff. In fulfilling these duties and Responsibilities, the Audit Committee shall take the following actions, in addition to performing such functions as may be assigned by law, the Company's charter or bylaws or the Board of Directors:

   The Audit Committee shall nominate, select, evaluate and, when appropriate, recommend the replacement of the outside auditors, subject to the approval of the Board of Directors. As part of the audit process, the Audit Committee shall meet with the outside auditors to discuss and decide the audit's scope. The Audit Committee shall determine that the outside audit team engaged to perform the external audit consists of competent, experienced, financial institution auditing professionals. The Audit Committee shall also review and approve the compensation to be paid to the outside auditors.

   The Audit Committee shall require the outside auditors to submit, on an annual basis, a formal written statement setting forth all relationships between the outside auditors and the Company that may affect the objectivity and independence of the outside auditors, and the Audit Committee shall actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditor. The Audit Committee shall take, or recommend that the full Board take, appropriate action to ensure the independence of the outside auditors.

   The Audit Committee shall require the outside auditors to advise the Company of any fact or circumstance that might adversely affect the outside auditors' independence or judgment with respect to the Company under applicable auditing standards.

   The Audit Committee shall require the outside auditors to advise the Company if it becomes aware that any officer or employee of the Company, or its direct or indirect subsidiaries or affiliates, is related to a partner, employee or other representative of the outside auditors, to the extent that such relationship might adversely affect the Company under applicable auditing standards.

   The Audit Committee shall periodically meet with the outside auditors, with no management in attendance, to discuss internal controls and the fullness and accuracy of the Company's financial statements.

   The Audit Committee shall meet with the outside auditors and management to review the Company's annual report on Form 10-K and discuss any significant adjustments, management judgments and accounting estimates and any significant new accounting policies before such form is filed with the Securities and Exchange Commission.

   Upon the completion of the annual audit, the Audit Committee shall review the audit findings, including any comments or recommendations of the outside auditors, with the entire Board of Directors and state its recommendation to the Board of Directors as to whether the audited financial statements should be included in the Company's annual report on Form 10-K.

   The Audit Committee shall review the regular internal reports to management prepared by the internal auditing department and management's response.

   The Audit Committee shall review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.

   The Audit Committee shall consider and review with management and the internal auditor: (a) significant findings during the year and management's responses thereto, including the status of previous audit recommendations,
   (b) any difficulties encountered in the course of their audits, including any restrictions on the scope of activities or access to required information,
   (c) any changes required in the planned scope of the internal audit plan and
   (d) the internal auditing department budget and staffing.

   The Audit Committee may consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices, as suggested by the outside auditors, the internal auditor or management, and the Audit Committee shall review with the outside auditors, the internal auditor and management the extent to such changes have been implemented (to be done at an appropriate amount of time subsequent to the implementation of such changes, as decided by the Audit Committee).

   The Audit Committee shall investigate or consider such other matters within the scope of its responsibilities and duties as the Audit Committee may, in its discretion, determine to be advisable, and the Audit Committee shall retain outside counsel, accountants or others for this purpose if, in its judgment, that is appropriate.

   The Audit Committee shall prepare a report for inclusion in the Company's proxy statement describing the discharge of the Audit Committee's responsibilities.

New Hampshire Thrift Bancshares, Inc.                            REVOCABLE PROXY



 This Proxy is solicited on behalf of the Board of Directors of New Hampshire
        Thrift Bancshares, Inc. for the Annual Meeting of Stockholders
                         to be held on April 5, 2001.

     The undersigned stockholder of New Hampshire Thrift Bancshares, Inc. hereby appoints John A. Kelley, Jr. and Stephen W. Ensign, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of New Hampshire Thrift Bancshares, Inc. held of record by the undersigned on February 9, 2001, at the 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Eastern Standard Time, on April 5, 2001, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2001 Annual Meeting of Stockholders and Proxy Statement, dated March 2, 2001, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election of all nominees listed in Item 1 and FOR the proposal listed in Item 2.

           PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
               AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

      --------------------------------------------------------------------------
        The Board of Directors unanimously recommends a vote "FOR" all of the             Please mark your vote as
        nominees named in Item 1 and a vote "FOR" the proposal in Item 2.                 indicated in this example. [X]
      --------------------------------------------------------------------------

                                                                                               I will attend the
                                                                                               Annual Meeting.       [_]

1.  Election of four Directors:       FOR                   2.  Ratification of the appointment of
    Nominees: Peter R. Lovely,   All nominees                   Shatswell MacLeod & Co., P.C. as
    Stephen R. Theroux and        (except as    WITHHOLD        independent auditors for the fiscal      FOR    AGAINST   ABSTAIN
    Joseph B. Willey for          otherwise     for all         year ending December 31, 2001.           [_]      [_]       [_]
    terms of three years          indicated)    nominees
    each.  John J. Kiernan           [_]          [_]
    for a term of two years.

    Instruction: TO WITHHOLD                                The undersigned hereby acknowledges receipt of the Notice of the 2001
    AUTHORITY to vote for any                               Annual Meeting of Stockholders and the Proxy Statement, dated March 2,
    individual nominee, write that                          2001 for the 2001 Annual Meeting.
    nominee's name in the space
    provided:                                               _______________________________________________________________________

    ___________________________                             _______________________________________________________________________
                                                            Signature(s)

                                                            Dated:__________________________________________________________, 2001
                                                            Please sign exactly as your name appears on this proxy.  Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title.
                                                            Corporate or partnership proxies should be signed by an authorized officer.
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